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                                                                   EXHIBIT 10.26

                                                                  EXECUTION COPY

                                                                   June 22, 2004

Trimaran Fund Management, L.L.C.
Trimaran Fund II, L.L.C.
Trimaran Parallel Fund II, L.P.
Trimaran Capital, L.L.C.
CIBC Employee Private Equity Partners (Trimaran)
CIBC MB Inc.
425 Lexington Avenue
Third Floor
New York, NY 10017
Attention: Steven Flyer

JLL Partners Inc.
450 Lexington Avenue
Suite 3350
New York, NY 10017
Attention: Jeffrey C. Lightcap

TPG GenPar III, L.P.
TPG GenPar IV, L.P.
TPG IASIS III LLC
TPG IASIS IV LLC
TPG IASIS Co-Invest I LLC
TPG IASIS Co-Invest II LLC
301 Commerce St.
Suite 3300
Fort Worth, TX 76102
Attention: John Viola

Ladies and Gentlemen:

            This management services agreement (the "Agreement") sets forth the terms and conditions of certain fee arrangements among Trimaran Fund Management, L.L.C. ("Trimaran"), JLL Partners Inc. ("JLL"), TPG GenPar III, L.P. ("TPG III"), TPG GenPar IV, L.P. ("TPG IV") (collectively, the "Sponsors") and IASIS Healthcare LLC ("IASIS LLC"), a limited liability company whose sole member is IASIS Healthcare Corporation (the "Company"), a corporation wholly owned by IASIS Investment LLC ("Purchaser"), which in turn is wholly owned, in the aggregate, by Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Partners (Trimaran), CIBC MB Inc., JLL/IASIS II, LLC, a limited liability company controlled by JLL, and TPG IASIS III LLC, TPG IASIS IV LLC, TPG IASIS Co-Invest I LLC and TPG IASIS Co-Invest II LLC (collectively, the "Co-Investors").

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            1.    TRANSACTION FEE. Upon the completion of the acquisition of the
Company by the Purchaser (the "Closing Date"), IASIS LLC shall pay a transaction fee, equal in the aggregate to $15,000,000, as follows: (a) $3,180,593 to TPG III, in respect of the investment by TPG IASIS III LLC; (b) $8,694,407 to TPG
IV, $5,089,496 of which is in respect of the investment by TPG IASIS IV LLC and the remainder of which is in respect of the investment by TPG IASIS Co-Invest I LLC and TPG IASIS Co-Invest II LLC; (c) $2,500,000 to JLL and (d) $625,000 to Trimaran or, in each case, to their respective designees, in immediately available funds. In addition to the foregoing, in the event TPG III, TPG IV or their respective affiliates shall become entitled to receive any other transaction fees in connection with their activities on behalf of the Company, IASIS LLC, or their respective subsidiaries, JLL shall be entitled to receive payment of 17.0163% of the total amount of any such transaction fees; provided that JLL shall no longer be entitled to any portion of such transaction fees in the event, as of any date, (i) JLL (together with its affiliates) does not hold at least twenty-five percent (25%) of the aggregate number of membership units of Purchaser issued to JLL (or any of its affiliates) on the Closing Date, and
(ii) the TPG Vehicles (which term, for purposes of this Agreement, shall have the meaning assigned to it in the Amended and Restated Limited Liability Company Operating Agreement of Purchaser, dated the date hereof (the "LLC Agreement")) collectively hold at least twenty-five percent (25%) of the aggregate number of membership units of Purchaser issued to the TPG Vehicles on the Closing Date; and, provided further, however, that the parties hereto acknowledge that none of Trimaran Fund Management, L.L.C. or any of its affiliates, by virtue of signing this Agreement, endorses the payment of any transaction fee after the date hereof.

            2. MONITORING FEE. (a) On the first day of each fiscal quarter of IASIS LLC following the Closing Date, IASIS LLC shall pay to TPG III, TPG IV and JLL (or their respective designees), in exchange for certain consulting and advisory services to be provided by TPG III, TPG IV and JLL to IASIS LLC (or any of its affiliates), a monitoring fee (the "Monitoring Fee") for such fiscal quarter, equal to the lesser of (i) 0.0625% of the budgeted net revenue of IASIS LLC for the fiscal year in which such fiscal quarter falls, as approved by the management of IASIS LLC, and (ii) $1,250,000. The Monitoring Fee shall be divided as follows: (i) JLL shall be entitled to 17.0163%, (ii) TPG III shall be entitled to 22.2263%, and (iii) TPG IV shall be entitled to 60.7574%, of which 58.5376% will be received in respect of consulting and advisory services performed on behalf of TPG IASIS IV LLC and the remainder will be received in respect of consulting and advisory services performed on behalf of TPG IASIS Co-Invest I LLC and TPG IASIS Co-Invest II LLC. Notwithstanding the allocation set forth above, JLL shall no longer be entitled to any portion of the Monitoring Fee in the event, as of any date, (i) JLL (together with its affiliates) does not hold at least twenty-five percent (25%) of the aggregate number of membership units of Purchaser issued to JLL (or any of its affiliates) on the Closing Date, and (ii) the TPG Vehicles collectively hold at least twenty-five percent (25%) of the aggregate number of membership units of Purchaser issued to the TPG Vehicles on the Closing Date. In such an event, the portion of the Monitoring Fee otherwise payable to JLL shall be allocated to TPG III and TPG IV in proportion to their relative ownership percentages in Purchaser.

            (b) In addition to the Monitoring Fee, IASIS LLC agrees to pay or reimburse TPG III, TPG IV and JLL for all reasonable disbursement and out-of-pocket expenses (including, without limitation, costs of travel, postage, deliveries and communications and fees

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and expenses of counsel, accountants and consultants) incurred by them or their respective affiliates for the account of IASIS LLC (or any of its affiliates), or in connection with the performance of the consulting and advisory services contemplated by the preceding clause.

            (c) The parties hereto acknowledge and agree that the Monitoring Fees constitute "Subordinated Management Fees" as defined in the credit agreement dated as of the Closing Date among the Company, IASIS LLC, certain subsidiaries of the Company, the financial institutions listed therein as Lenders, Citigroup Global Markets Inc. and Bank of America Securities LLC, as joint lead arrangers and joint book runners, Citicorp North America, Inc. as syndication agent, Bank of America, N.A., as administrative agent, and Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corp., and Lehman Commercial Paper Inc., as co-documentation agents (the "Credit Agreement"), and shall not accrue or be paid by IASIS LLC to TPG III, TPG IV or JLL in the circumstances described in such defined term. If any amount shall be paid by IASIS LLC in violation of either the (a) indenture dated June 22, 2004, governing the eight and three-quarter percent (8 3/4%) senior subordinated notes due in 2014 and issued by IASIS LLC and IASIS Capital Corporation, a Delaware corporation, or
(b) the Credit Agreement (each a "Financing Agreement"), such amount shall be held in trust by the payee for the benefit of the obligees under the Financing Agreements. The provisions of this Agreement relating to the subordination of the Subordinated Management Fees shall not be amended, modified, waived or terminated without the written consent of the Administrative Agent (as defined in the Credit Agreement).

            3. DEFERRAL. Any Monitoring Fee that would have been payable to TPG III, TPG IV and JLL pursuant to paragraph 2 above absent the restrictions, if any, in the Financing Agreements (the "Deferred Fees") shall accrue upon the immediately succeeding period in which such amounts could, consistent with the Financing Agreements, be paid, and shall be paid in such succeeding period (in addition to such other amounts that would otherwise be payable at such time) in the manner set forth in paragraph 2 as of the date of such accrual.

            4. INDEMNITY. The Company and IASIS LLC (or any of their respective successors) (the "Indemnifying Parties") jointly agree to indemnify and hold harmless each Sponsor, each Co-Investor, each member thereof, each limited or general partner, shareholder or member of each such member, each limited or general partner, shareholder or member of each such limited or general partner, shareholder or member, the affiliates of any of the foregoing and the directors, officers, employees, agents, fiduciaries and other representatives of any of the foregoing (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses"), incurred by, imposed upon or asserted against any of the Indemnified Parties as a result of, relating to or arising out of, any litigation, claims, suits or proceedings to which such Indemnified Party is made a party (other than as a plaintiff (unless otherwise agreed by the board of directors of the Company or to enforce the provisions of this Section
4) or any penalties, costs, claims, liabilities, damages or expenses suffered by such Indemnified Party, in each case arising from or relating to this Agreement or any investment, whether direct or indirect, in the securities of the Company by any Indemnified Parties, or any related transactions or the operations of any Indemnified Parties (or any of their respective successors or subsidiaries), except for any such Losses arising on account of such Indemnified Party's gross

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negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Indemnifying Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law. Each such Indemnified Party shall be reimbursed for all indemnified Losses as they are incurred; provided, that if a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to be indemnified for Losses, such Indemnified Party shall repay to the Indemnifying Parties the amount of such Losses for which the Indemnifying Parties reimbursed such Indemnified Party.

            5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state.

            6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

            7. AMENDMENTS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified, waived or terminated without the written consent of each Sponsor.

            8. SURVIVAL. The termination of this Agreement shall not relieve a party from liability for any breach of this Agreement on or prior to termination. Paragraphs 4 through 9 shall survive any termination of this Agreement.

            9. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent permitted by law; the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            10. ENTIRE AGREEMENT. This Agreement (together with the Investor Rights Agreement, dated the date hereof, by and between Purchaser and the Company, and the LLC Agreement) embody the entire agreement and understanding of the parties and supersedes all prior agreements and understandings among the parties and any of their affiliates with respect to the subject matter hereof (including, without limitation, the commitment letters executed by the Co-Investors (or their affiliates)).

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      If the foregoing is in accordance with your understanding and agreement, please sign and return the duplicate of this Agreement enclosed herewith, whereupon this Agreement shall constitute a binding agreement with respect to the matters set forth herein.

                                         Sincerely,

                                         IASIS Healthcare LLC

                                         By: IASIS Healthcare Corporation
                                         its sole member

                                         By: /s/ David R. White
                                             ------------------------------
                                         Name: David R. White
                                         Title: Chairman and Chief Executive
                                                Officer

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Accepted and agreed as of the date first set forth above:

TRIMARAN FUND II, L.L.C.

By: Trimaran Fund Management, L.L.C.
its investment manager

By: /s/ Jay Bloom
    ---------------------------------
Name:
Title:

TRIMARAN PARALLEL FUND II, L.P.

By: Trimaran Fund Management, L.L.C.
its investment manager

By: /s/ Jay Bloom
    ---------------------------------
Name:
Title:

TRIMARAN CAPITAL L.L.C.

By: Trimaran Fund Management, L.L.C.
its investment manager

By: /s/ Jay Bloom
    ---------------------------------
Name:
Title:

CIBC EMPLOYEE PRIVATE EQUITY PARTNERS (TRIMARAN)

By: Trimaran Fund Management, L.L.C.
its investment manager

By: /s/ Jay Bloom
    ---------------------------------
Name:
Title:

CIBC MB INC.

By: Trimaran Fund Management, L.L.C.
its investment manager

By: /s/ Jay Bloom
    ---------------------------------
Name:
Title:

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JLL PARTNERS INC.

By: /s/ Paul S. Levy
    ------------------------------
Name: Paul S. Levy
Title: Senior Managing Member

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TPG IASIS IV LLC

By: /s/ Richard A. Ekleberry
    ---------------------------------
Name:  Richard A. Ekleberry
Title: Vice President

TPG IASIS III LLC

By: /s/ Richard A. Ekleberry
    ---------------------------------
Name:  Richard A. Ekleberry
Title: Vice President

TPG IASIS CO-INVEST I LLC

By: /s/ Richard A. Ekleberry
    ---------------------------------
Name:  Richard A. Ekleberry
Title: Vice President

TPG IASIS CO-INVEST II LLC

By: /s/ Richard A. Ekleberry
    ---------------------------------
Name:  Richard A. Ekleberry
Title: Vice President